Exhibit 99.1
March 22, 2012
Fellow Stockholders,
Enclosed is your first quarter 2012 dividend notice which reflects your quarterly dividend of $0.20 per share. As anticipated and as previously communicated, the Board of Directors did revisit our dividend policy during the first quarter and determined to adjust the quarterly dividend rate from $0.32 per share to $0.20, which is more in line with our anticipated taxable income.
The new rate equates to an approximate 4.5% dividend yield, based upon our current stock price. According to the National Association of Real Estate Investment Trusts, as of the end of January the dividend yield of the FTSE NAREIT All Equity REITs Index was 3.5%. We recognize that dividends are an important part of the REIT investment proposition for some investors, and that news of a dividend reduction is never welcomed; however, as we have been communicating for several quarters, Piedmont is in a significant re-leasing period and in the midst of a fragile-economic, tenant-favorable environment, which, combined, create short-term earnings pressure. However, as we look at our multi-year forecasts, we are optimistic about our ability to grow earnings as the economy improves.
We ended 2011 as the largest single leasing year in Piedmont's history and a solid one for acquisition and disposition activity as well. We completed approximately $390 million of acquisition activity and approximately $485 million of disposition activity during the year and have budgeted slightly lower activity levels for 2012. Along those lines, we recently announced that we have closed on the sale of our four Portland assets. The assets, including some undeveloped land parcels adjacent to the properties, were sold to NIKE, Inc. at a sales price of $43.9 million and resulted in a gain which will be included in our first quarter results of operations. The transaction marks our exit from the Portland market which furthers our market consolidation strategy.
Our investments in Piedmont are significant to each of us and we take the stewardship of the Company's assets very seriously. I hope that you will take the time to review our upcoming annual report which will be available to you on-line at www.piedmontreit.com. In the report we've attempted to update you on our progress to date on our market consolidation strategy and to share with you our focus for the year to come. Thank you again for the trust and confidence that you have placed in us as we strive to build long-term value for all Piedmont stockholders.

Donald A. Miller, CFA
Chief Executive Officer and President

Certain statements contained in this letter constitute forward-looking statements within the meaning of the federal securities laws. We intend for all such forward- looking statements to be covered by applicable safe-harbor provisions. Forward-looking statements can generally be identified by our use of forward- looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this letter include our ability to grow earnings as the economy improves and the ultimate amount of acquisition and disposition activity that will occur in 2012. Forward-looking statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission and available at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any of the forward-looking statements contained in this letter, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.